Exhibit 99.1

1136 Oak Valley Drive
Ann Arbor, Michigan 48108 www.tecumseh.com

FOR IMMEDIATE RELEASE

Contact:	Jim Cain
The Quell Group
248-649-8900
jcain@quell.com
Tecumseh Products Company Names David Goldberg to Board of Directors
ANN ARBOR, Mich. — March 2, 2010 — Tecumseh Products Company (NASDAQ — TECUA, TECUB), a leading global manufacturer of compressors and related products, announced today that air-conditioning and refrigeration industry veteran David Goldberg has been appointed to the company’s board of directors, effective immediately. The Board also nominated Goldberg, along with incumbent directors Kent Herrick, Zachary Savas, Steven Lebowski and Terence Seikel, for election at the 2010 annual meeting of shareholders, which is scheduled for April 28.
“At both the board and executive levels, we have been working to strengthen Tecumseh with leaders who have hands-on management and manufacturing experience, knowledge of our industry and a clear customer focus to help further our goals of improving our financial results and the value we offer in the market,” said Kent Herrick, chairman of Tecumseh. “David brings important perspective and strategic insights about the refrigeration industry to our board, which we believe will help us in our drive to return Tecumseh to positive cash flow and profitability.”
Goldberg, 66, who has managed companies in both the United States and Europe, is past chairman of the Air-Conditioning and Refrigeration Institute (ARI), a trade association representing manufacturers of air conditioning and refrigeration equipment, which is now part of the Air-Conditioning, Heating and Refrigeration Institute (AHRI).
Since 2003, he has been president of David Goldberg Consulting, which advises clients in the heating, ventilation, air conditioning and refrigeration and other industries on strategic planning, mergers and acquisitions, product development and marketing. From 2001 to 2002 he served as CEO of American DG Energy, Inc., a start-up company specializing in on-site electrical energy producing equipment for the commercial and light industrial markets.
From 1978 to 2001, Goldberg held a variety of executive positions in the United States and the United Kingdom at Autorad, Inc., which conducted business as Standard Refrigeration Co., and at one of its subsidiaries at the time, StanRef International PLC. He received a bachelor’s degree in economics from the University of Chicago.

Tecumseh recently has made a number of important personnel moves. In December 2009, James Wainright was named president and chief executive officer of the company after serving as acting president and vice president of global operations. Also in January, Mike Noelke joined Tecumseh as executive vice president, sales, marketing and engineering from the Sporlan Division of Parker Hannifin Corp., where he was global vice president, business development. In January, Jim Connor, who has broad experience with manufacturing companies at the CFO and CEO levels and as a strategic advisor, joined Tecumseh as chief financial officer.
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and specialty air conditioning, household refrigerators and freezers and commercial refrigeration applications, including air conditioning and refrigeration compressors, as well as condensing units, heat pumps and complete refrigeration systems. Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Website at www.tecumseh.com.
Cautionary Statements Relating to Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in macro-economic conditions and the condition of credit markets, which may magnify other risk factors; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iv) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; v) actions of competitors; vi) our ability to maintain adequate liquidity in total and within each foreign operation; vii) the effect of terrorist activity and armed conflict; viii) economic trend factors such as housing starts; ix) the ultimate cost of resolving environmental and legal matters, including any liabilities resulting from the regulatory antitrust investigations commenced by the United States Department of Justice Antitrust Division, the Secretariat of Economic Law of the Ministry of Justice of Brazil or the European Commission, any of which could preclude commercialization of products or adversely affect profitability and/or civil litigation related to such investigations; x) weather conditions affecting demand for replacement products; xi) emerging governmental regulations; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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